Exhibit 10.21

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

COMMERCIAL LICENCE AGREEMENT

THIS AGREEMENT is made the 2nd day of September 2013 (the “Effective Date”)

By and between:

PLANT BIOSCIENCE LIMITED, a company registered in England whose registered office is at Norwich Research Park, Colney Lane, Norwich NR4 7UH, England (hereinafter “PBL”) and

DICERNA PHARMACEUTICALS, INC., a company registered in the USA whose registered office is at 480 Arsenal Street, Watertown, MA 02472, USA (hereinafter “DICERNA”).

PBL and DICERNA shall also be referred to singly as “Party”;

and PBL and DICERNA collectively as “Parties”.

WHEREAS, PBL owns US Patent Numbers 8,097,710, 8,258,285, 8,263,569, 8,299,235 and 8,349,607 and US Patent Application Serial Numbers 11/013,531 and 12/508,476;

WHEREAS, DICERNA wishes to obtain a nominated-target-limited, worldwide, non-exclusive, fee-bearing, licence under certain of PBL’s patents for use in human therapeutics as set out in this Agreement; and

WHEREAS, PBL is willing to grant such a licence to DICERNA subject to the terms and conditions hereof, the sufficiency of which is hereby acknowledged.

NOW THEREFORE, the Parties agree as follows:

1	DEFINITIONS

1.1	“Affiliate(s)” shall mean any company controlling, controlled by or under common control with a Party to this Agreement, “control” meaning in this context the direct or indirect ownership of more than fifty percent (50%) of the voting rights of a company, or the power to nominate more than half of the directors, or the power otherwise to determine the policy of a company or organisation. For the purpose of this Agreement each Party declares to act not only for itself but also in the name and on behalf of its Affiliates, which therefore shall be deemed to be bound by the terms and conditions contained herein. For purposes of clarity, the Institute is a shareholder in PBL.

1.2	“Confidential Information” shall have the meaning provided in Section 6.1.

1.3	“FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.

1.4	“Fiscal Year” shall mean twelve (12) months from 1st January to 31st December.

1.5	“Half Year” shall mean six (6) months from 1st January to 30th June and 1st July to 31st December.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.6	“Institute” shall mean the Sainsbury Laboratory, a company and registered charity located in Norwich, UK.

1.7	“IND” shall mean an Investigational New Drug Application filed with the FDA.

1.8	“License” shall have the meaning provided in Section 2.1.

1.9	“Licensed Intellectual Property” shall mean US Patent Numbers 8,097,710, 8,258,285, 8,263,569, 8,299,235 and 8,349,607 and US Patent Application Serial Numbers 11/013,531 and 12/508,476 and any patents issuing thereupon, including any continuations, divisionals, continuations-in-part, substitutions, reissues, re-examinations, renewals, continued prosecution applications, foreign counterparts and/or extensions of any of the foregoing.

1.10	“Licensed Field” shall mean the diagnosis, prevention and treatment of disease in humans.

1.11	“Licensed Product” shall mean any product incorporating, or designed to deliver to the human body, an SRM, the use, research, development, testing, manufacture, importation, offering for sale or sale of which in the United States would infringe a Valid Claim, but for a license granted under the Licensed Intellectual Property.

1.12	“Net Sales” shall mean [***].

1.13	“NDA/BLA Filing” shall mean the New Drug Application or Biological License Application filed in the United States with the FDA

1.14	“Phase I” shall mean a clinical study with a Licensed Product which is the first dose in humans in the United States.

1.15	“Phase III” shall mean a clinical study with a Licensed Product which is the first dose in humans in a pivotal study in the United States designed as a basis for a NDA/BLA filing.

1.16	“Second Indication” shall mean a second marketing approval for a specific disease entity with respect to a Licensed Product allowed by the FDA as evidenced by an addition to the product labelling on the package insert.

1.17	“SRM” shall mean a short RNA molecule or molecules nominated by DICERNA in accordance with Section 2.2 hereof. Such SRM will be designed to target and modify the expression of a human gene or genes, where such human gene or genes may be any genes selected from across the human genome and may contain a single short RNA molecule or the combination of two such short RNA molecules. Such SRM may comprise an SRM series to provide for lead drug candidate and back-up drug candidate (including different formulations, siRNA sequences or siRNA modifications) addressing the same human gene target. Without limitation to the foregoing and for purposes of clarity, an SRM may comprise short RNA molecules designed to target [***].

1.18	“Term” shall have the meaning provided in Section 8.1.

1.19

“Valid Claim” shall mean a claim of a patent application or an issued and unexpired patent within the Licensed Intellectual Property that has not been held unpatentable, revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. If a claim of a pending patent application within the Licensed Intellectual Property has not issued as a claim of an issued patent within [***] after the earliest priority date for such claim, such claim shall cease to be a Valid Claim unless and until such claim becomes an issued claim of an issued patent.

2	GRANT OF RIGHTS

2.1	For the Term, and subject to the terms and conditions of this Agreement, PBL hereby grants to DICERNA and its Affiliates, a non-exclusive, world-wide, sublicensable (subject to Section 2.3) license under the Licensed Intellectual Property to (i) use, sell, offer for sale, make, have made, import, export and otherwise dispose of Licensed Products in the Licensed Field and (ii) to engage in the research, screening, discovery, development and testing in connection with the Licensed Products in the Licensed Field (“License”). The License expressly excludes DICERNA’s and its Affiliates’ provision of any services to third parties; production and/or sale of kits, diagnostic products or research reagents; products for non-human animal health, agriculture or other industrial applications outside of the Licensed Field.

2.2	During the term, DICERNA may nominate [***] SRM(s), by written notice specifying such SRM(s) to PBL at any time prior to an IND being filed for such SRM(s) by DICERNA. Notwithstanding the foregoing, DICERNA shall nominate [***] within [***] of the Effective Date. Subject to payment by DICERNA of the relevant fees and royalties as detailed in Article 3 below, the Licence will come into effect for such nominated SRM(s). Where a nominated SRM designates [***] then such Licence will be only to all product forms that employ [***] may claim benefit from any fees already paid under this Agreement.

2.3	DICERNA shall have the right, in respect of any Licensed Product, to sublicense the License to a third party development and/or commercialisation partner, always subject to the payment of the fees and royalties detailed in Article 3 below, provided that DICERNA shall not have the right to enter into a transaction the sole purpose of which is to grant a third party access to the Licensed Intellectual Property. Such sublicenses shall be by written agreement between DICERNA and the sublicensee and shall include applicable obligations on the sublicensee which are equivalent to the obligations on DICERNA under this Agreement. DICERNA shall notify PBL in writing within [***] of entering into any such sublicense agreement, identifying the sublicensee and the number of Licensed Product(s) involved. DICERNA shall be liable to PBL in respect of any sublicensee act(s) resulting in a breach of this Agreement as if it had been a breach by DICERNA of its obligations under this Agreement. DICERNA shall promptly notify PBL of any such breach of which DICERNA is aware by a DICERNA sublicensee of any of its obligations under any such sublicense and shall take all necessary steps at its own expense to enforce the terms of the sublicense.

2.4	DICERNA and its sublicensees shall conspicuously display, to the extent such display does not conflict with any rules or requirements of regulatory authorities, in printed form: (a) directly on all packages containing any Licensed Products to be sold or transferred to third parties, (b) directly on all literature accompanying Licensed Products to be sold or transferred to third parties, and (c) directly on all websites concerning Licensed Products, the following notice:

THESE MATERIALS ARE COVERED UNDER US PATENT 8,097,710, 8,258,285, 8,263,569 and 8,299,235 {amend as appropriate with the grant of further patents}. THE PURCHASE OF THESE MATERIALS CONVEYS NO LICENSE UNDER SAID PATENTS OTHER THAN TO UTILIZE THE MATERIALS FOR THE PURPOSE FOR WHICH THEY ARE SOLD.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

2.5	The size and position of the notice, as laid out in Section 2.4, shall be within applicable industry standards. DICERNA shall submit a sample of the notice and clearly indicate with photographic or photocopy evidence the position and size of the above mentioned notice on the packaging, literature and website.

2.6	No licence, whether expressed or implied, is granted to any intellectual property other than the Licensed Intellectual Property. Without prejudice to the generality of the foregoing PBL reserves all rights under the Licensed intellectual Property outside the Licensed Field.

2.7	DICERNA shall not be responsible for any cost or expenses with the filing, prosecution or maintenance of the Licensed Intellectual Property. PBL shall promptly inform DICERNA in writing if PBL discontinues the prosecution or maintenance of any patents or patent applications within the Licensed Intellectual Property. In addition, as between DICERNA and PBL, PBL shall be solely responsible, at its sole discretion, cost and expense, for defending any Licensed Intellectual Property.

3	LICENCE FEES

3.1	In consideration of the License, DICERNA shall pay to PBL a one-time, non-refundable, non-creditable signature fee of [***]. Such fee shall be payable on the Effective Date.

3.2	DICERNA shall pay to PBL, starting from the Effective Date, the following fees upon reaching the corresponding milestone events for each and every Licensed Product but only once for each and every Licensed Product and only when such event occurs in the US, except as noted in Section 3.9:

3.2.1	DICERNA shall pay to PBL a non-refundable Target Nomination Fee of [***] nominated by DICERNA, provided that nothing in this Agreement obligates DICERNA to nominate additional SRMs after the first nomination.

3.2.2	DICERNA shall pay to PBL a non-refundable fee of [***];

3.2.3	DICERNA shall pay to PBL a non-refundable fee of [***];

3.2.4	DICERNA shall pay to PBL a non-refundable fee of [***];

3.2.5	DICERNA shall pay to PBL a non-refundable fee of [***];

3.2.6	DICERNA shall pay to PBL a non-refundable [***].

3.3	All payments detailed in Sections 3.1 and 3.2 shall be non-refundable and non-creditable against royalties or any other payments or expenses made or incurred by DICERNA.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

3.4	In consideration of the Licence, DICERNA shall pay to PBL a royalty of [***] of Net Sales.

3.5	DICERNA shall advise PBL in writing within [***] after (a) any event causing a payment under Section 3.1 (milestones) to become due and (b) the first commercial sale of a Licensed Product by DICERNA or its Affiliates and/or sublicensee(s).

3.6	Within [***] after the end of each Half Year (of which time shall be of the essence) during which sales of Licensed Products have occurred, DICERNA shall provide to PBL a written report of Net Sales during such Half Year. The report shall contain the determination, on a per Licensed Product basis, of all royalties due to PBL pursuant to Section 3.4.

3.7	Following receipt of the reports pursuant to Section 3.6 DICERNA shall make the royalty payments then due, subject to receipt of PBL’s invoice, within [***] of the date of said invoice(s). Payments shall be made by direct transfer into PBL’s bank account the details of which shall be provided on the relevant invoices prepared by PBL.

3.8	If on the Effective Date one or more of the events listed in Section 3.1 have already taken place. DICERNA shall pay all fees under Section 3.1 in respect of such milestone events, including without limitation the corresponding Target Nomination Fees, due on the Effective Date, provided that upon such payment the License will be deemed to apply prior to the Effective Date to any Licensed Product for which payment has been made.

3.9	If any events listed in Section 3.1 are conducted outside of the United States, all fees applicable under Section 3.1, including, without limitation the corresponding Target Nomination Fees if not already paid, shall become due upon the first such milestone event occurring in the United States.

3.10	Payments under this Agreement are exclusive of VAT (to the extent applicable) or any other taxes or duty. All income taxes imposed on DICERNA’s sale of Licensed Products shall be borne by DICERNA, and all income taxes imposed on PBL in respect of royalty, milestone or other payments received by PBL under this Agreement will be borne by PBL. To the extent that any applicable law requires DICERNA to deduct and withhold any income or other taxes on any royalty, milestone or other payment, DICERNA shall deduct and withhold such taxes, and shall provide PBL with copies of receipts from the competent tax authorities as evidence of payment of such taxes.

3.11	Without prejudice to PBL’s rights under Article 8 (Termination), if DICERNA fails to pay for at least [***] any sum due, PBL may terminate this Agreement and, in whole or in part, the grant of rights made herein, upon written notice to DICERNA, provided that PBL first provide DICERNA written notice of non-payment and the opportunity to cure such non-payment pursuant to Section 8.3.

3.12	DICERNA shall not be entitled to any refund or rebate of the sums paid in accordance with this Article 3 under any circumstances.

3.13	Notwithstanding any other remedy available to PBL under the provisions of this Agreement or otherwise, if any sum or money owed to PBL hereunder is not paid when due, PBL shall charge interest on any and all such late payments of the lesser of (a) [***], or (b) the maximum allowed under applicable law.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4	REPORTS AND AUDITS

4.1	The obligation to pay royalties under this Agreement shall be imposed only once with respect to any sale of any Licensed Product, regardless of the number of patents or Valid Claims that may cover the Licensed Product.

4.2	Within [***] of the end of each Fiscal Year for which this Agreement remains in force, DICERNA shall provide a written report to PBL to keep PBL informed of DICERNA’s and its Affiliates’ and sublicensees’ progress on the use of Licensed Intellectual Property and progress towards clinical trials, regulatory submissions and sales of Licensed Products and plans for the coming Fiscal Year. The Parties agree that timely provision of reports due under this Agreement is of the essence for continuation of this Agreement. Such report shall be considered Confidential Information of DICERNA.

4.3	DICERNA shall keep, and shall cause its Affiliates and sublicensees to keep, books and records of sales and Net Sales for Licensed Products for each and every Half Year in sufficient detail to permit PBL to confirm the accuracy of DICERNA’s royalty calculations, including, without limitation, all sales of any and all Licensed Products. At PBL’s request, DICERNA shall permit an independent Certified Public Accountant appointed by PBL and reasonably acceptable to DICERNA to examine, not more often than once during any Fiscal Year during normal business hours and under appropriate confidentiality provisions, upon reasonable notice of at least [***], such records solely to the extent necessary to verify DICERNA’s calculations. Such records shall be kept and examination thereof shall be limited to a period of time no more than [***] immediately preceding the request for examination. In no case shall any request for examination include a year prior to the year in which the first payment under Section 3.2.5 occurs.

4.4	The audit of DICERNA’s record shall be at the cost of PBL, provided that, if a net aggregate underpayment by DICERNA of more than [***] is found, DICERNA shall be obligated to reimburse PBL for the reasonable out-of-pocket expenses incurred by PBL in conduct of the audit.

5	REGULATORY APPROVALS

5.1	To the extent governmental and other statutory approvals are required for DICERNA’s activities under this Agreement. DICERNA shall have the exclusive right and obligation to seek such approvals.

6	CONFIDENTIALITY PROVISIONS

6.1

“Confidential Information,” as used herein, shall mean any information of the disclosing Party which is, or should be, by its nature or substance reasonably understood or considered by the receiving Party to be of confidential or proprietary nature or is expressly identified by the disclosing Party as confidential or proprietary; in the case of oral information, the disclosing

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Party may - without being obligated to do so - within four (4) weeks after the date of disclosure confirm in writing that the information so disclosed was of confidential nature. Confidential Information shall include, but not be limited to, trade secrets, any information both of commercial or technical character relating to material, models, specifications, formulae, data, designs, know-how, inventions, apparatuses, methods, processes, techniques, drawings, recipes, methods of manufacture, prices, contractual information, capacities and/or accounting of materials, and non-public material itself.

6.2	The Parties undertake to:

(a) to keep strictly confidential any and all Confidential Information received under this Agreement and not to make it available to any third party; and

(b) to use the Confidential Information only for the purpose of exercising its rights or performing its obligations under this Agreement;

with the proviso that DICERNA may disclose Confidential Information of PBL to Affiliates, sublicensees, collaboration partners and/or marketing partners with the aim to fulfil the purpose of this Agreement on a need-to-know basis and under confidentiality terms commensurate in scope with the confidentiality terms defined in this Agreement.

6.3	The Parties shall limit the disclosure of the Confidential Information to those of its employees and its Affiliates’ employees who are required to have the Confidential Information for the purpose of this Agreement and who are under commitments of confidentiality commensurate in scope with this Agreement as far as legally permissible, and shall in general maintain the same degree of secrecy with respect to their own operation, and confidential information of similar importance.

6.4	The receiving Party may disclose Confidential Information received from the disclosing Party to receiving Party’s consultants on a need-to-know basis, subject to confidentiality terms consistent with this Agreement. To any extent a Party is to be compelled to disclose Confidential Information by operation of law, such as in the context of a legal action or proceedings or discovery therein, such Party shall be permitted to make such disclosure, provided such Party promptly notifies the other Party and provides full cooperation in all reasonable, lawful means to overcome or limit the compelled disclosure, including without limitation the seeking and obtaining of a suitable protective order.

6.5	The foregoing obligations shall not apply to any Confidential Information, which can be proved by the receiving Party:

a.	was of public knowledge at the date of its disclosure by the disclosing Party;

b.	has become of public knowledge after the disclosure by the disclosing Party through no default of this Agreement by the receiving Party;

c.	was in its possession prior to the disclosure by the receiving Party, and the receiving Party had the right to make such disclosure;

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

d.	to be independently developed by the receiving Party without reference to or use of the disclosing Party’s Confidential Information; or

e.	has become legally available to the receiving Party from any third party, which was in lawful possession thereof and had the right to make such disclosure; and/or

f.	has to be disclosed on the basis of legal requirements.

6.6	For the purposes of the foregoing exceptions (a) to (f), Confidential Information transmitted by the disclosing Party to the receiving Party under this Agreement shall not be deemed to be within the exceptions merely because it is embraced by general disclosures, which are known or in the possession of the receiving Party. Further, a combination of measures or elements of Confidential Information transmitted under this Agreement shall not be within the foregoing exceptions (a) to (f) if only individual measures or elements of Confidential Information were known to or in the possession of the receiving Party, unless the combination itself is covered by the above specified exceptions.

6.7	Without prejudice to the generality of the confidentiality terms set forth above, the Parties agree that the financial terms and conditions set out in this Agreement are the Confidential Information of each Party and shall not to disclose it to any person except to such of its employees who need to know the same for the purposes of this Agreement or to legal, financial or business consultants, actual or potential investors in the company who will be bound by a written obligation of confidentiality at least as protective as the confidentiality terms in this Agreement. In addition, PBL may be permitted to make selected, limited disclosure, also under confidentiality, as set forth in Section 14.6.

6.8	The confidentiality obligations in this Article 6, as far as not subject to the exceptions specified in Section 6.5 above, shall survive termination of this Agreement and be enforceable for five (5) years after termination of this Agreement.

7	WARRANTIES & LIMITATION OF LIABILITY

7.1	PBL represents and warrants to DICERNA that it exclusively owns the Licensed Intellectual Property, has the right to grant the Licence as set forth in this Agreement.

7.2	PBL represents and warrants to DICERNA that it has full power and authority to enter into this Agreement, and that to PBL’s knowledge, the Licensed Intellectual Property is valid and enforceable.

7.3	Except as otherwise provided herein, PBL gives no warranty or representation as to the enforceability, validity, novelty, non-obviousness, inventiveness, non-infringement, or scope of claims of any of the Licensed Intellectual Property or its suitability for any particular purpose. All implied terms, conditions and warranties, statutory or otherwise, which might otherwise by operation of law be incorporated into this Agreement are hereby expressly excluded insofar as is permitted by law.

7.4	DICERNA GIVES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY LICENSED PRODUCT OR, IF COMMERCIALIZED, THAT ANY SUCH LICENSED PRODUCT WILL ACHIEVE ANY PARTICULAR SALES LEVEL OR THAT IT WILL DEVOTE ANY LEVEL OF DILIGENCE OR RESOURCES TO COMMERCIALIZE ANY SUCH LICENSED PRODUCT.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

7.5	NEITHER PARTY WILL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, REVENUE OR GOODWILL OR ANY OTHER TYPE OF SPECIAL, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS SUFFERED BY SUCH OTHER PARTY, EXCEPT TO THE EXTENT THAT SUCH LOSS RESULTS FROM BREACH OF CONFIDENTIALITY OR THE WILFUL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH LIABILITY.

7.6	Except for PBL’s obligation to indemnify DICERNA under Section 7.8, PBL’s entire liability to DICERNA for loss or damage, including related expenses and legal costs, arising from a breach of this Agreement shall be limited to [***].

7.7	DICERNA and its Affiliates shall indemnify, defend and hold harmless PBL and the Institute and their respective trustees, officers, employees and Affiliates from and against all third-party claims and expenses, including legal expenses and reasonable attorneys’ fees (“Claims”), arising out of (i) the death or injury to any person or persons or out of any damage to property in connection with any Licensed Product; and (ii) the activities of DICERNA or its Affiliates or sublicensees under this Agreement, including the use, manufacture, development and commercial exploitation of any and all Licensed Product(s), and further including any such Claims directed to any infringement or misappropriation of third party-intellectual property rights, except to the extent any Claim for any of the foregoing is caused by the inaccuracy of any representation or breach of warranty made by PBL in this Agreement or arises out of or relates to the negligence or wilful misconduct of PBL. DICERNA agrees to carry suitable commercial insurance to cover its obligations under this Section 7.7.

7.8	PBL shall indemnify, defend and hold harmless DICERNA and its Affiliates from and against all Claims arising out of (i) the inaccuracy of any representation or breach of warranty made by PBL in this Agreement, or (ii) breach of this Agreement by PBL.

7.9	The Parties represent and warrant that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement.

8	TERM AND TERMINATION

8.1	This Agreement shall commence on the Effective Date and, unless terminated earlier as hereinafter provided, shall expire, on a country-by-country basis in each country in which the Licensed Product is used, provided, manufactured or sold, upon the date of the last to expire applicable Valid Claim, with it understood that during the term of any patent term extension or patent term adjustment of any issued patent in the Licensed Intellectual Property, there is no expiration of such patent (“Term”).

8.2	DICERNA may terminate this Agreement at any time for convenience by giving PBL no less than [***] notice in writing stating the reasons for its decision to terminate. DICERNA shall,

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

on or before the date of actual termination of this Agreement in accordance with this Section 8.2, if so requested by PBL, participate in a meeting with PBL’s representative(s) for explaining fully and in good faith the reasons for its decision to terminate.

8.3	Either Party may elect to terminate this Agreement if the other Party is in material breach of any of the terms in this Agreement (the “Defaulter”), including without limitation the late payment of any of the fees. If the breach can be remedied, the Party with the right to terminate shall give the Defaulter not less than [***] written notice specifying the breach and requiring it to be remedied, and if the Defaulter fails to remedy the specified breach the Agreement shall terminate on the date specified in the written notice. A breach of any term of this Agreement by an Affiliate or sublicensee of DICERNA shall be considered a breach by DICERNA.

8.4	Termination of this Agreement for any reason shall not bring to an end the liability of DICERNA to pay any and all sums due and owing from DICERNA under this Agreement at the date of termination.

8.5	Notwithstanding termination of this Agreement for any reason, Articles 1, 3 (to the extent any amounts are due and payable), 6, 9, 11, 12 and 14 and Sections 4.3, 4.4, 7.3, 7.4, 7.6, 7.7, 7.8, 7.9, 7.7, and 8.5 shall continue in full force and effect.

9	SEVERABILITY

9.1	If any provision of this Agreement becomes invalid or unenforceable, such invalidity or un-enforceability shall not affect the other portions of this Agreement, which shall remain in full force and effect provided that the basic intent of the Parties is preserved. The Parties shall in good faith negotiate substitute provisions to replace the invalid or unenforceable provisions, which reflect the original intentions of the Parties as closely as possible.

10	ASSIGNABILITY

10.1	This Agreement shall be binding on the Parties hereto and neither Party shall be entitled to assign any of its rights and obligations under this Agreement to any third party or a successor without the prior written consent of the other Party, not to be unreasonably withheld, delayed or conditioned.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

11	NOTICES

11.1	Notices, invoices, communications, and payments hereunder shall be deemed made given by registered or certified envelope, postage prepaid and addressed to the Party to receive such notice, invoice or communication at the address given below, or such other address as may hereafter be designated by notice in writing.

DICERNA	PBL

David W. Miller, PhD or Business Development Department	Managing Director
Dicerna Pharmaceuticals Inc.	Plant Bioscience Limited
480 Arsenal Street	Norwich Research Park
Watertown	Colney Lane
MA 02472	Norwich NR4 7UH
USA	UK
Fax: +1-617-252-0927	Fax: +44 1603 456552

12	APPLICABLE LAW AND VENUE

12.1	This Agreement and any disputes arising from any breach of its terms shall be governed by the laws in effect in the State of New York, United States. All disputes arising from or in connection with this Agreement shall be resolved only in accordance with Sections 12.2 and 12.3.

12.2	The Parties shall in the first instance endeavour to resolve any disputes arising from any breach of this Agreement by mutual agreement through good faith discussions.

12.3	Failing resolution under Section 12.2 within sixty (60) days of such good faith discussions commencing either Party shall be entitled to only refer the matter to be resolved by binding arbitration conducted in accordance with the Expedited Arbitration Rules of WIPO. If PBL initiates arbitration, such arbitration shall be in Boston, Massachusetts, United States, and if DICERNA initiates arbitration, such arbitration shall be in England, and the Parties submit themselves to the jurisdiction of such arbitration and the arbitrators of such arbitration. Any arbitration award shall not be appealable in any forum, and may be filed in any suitable court of competent jurisdiction so it may be made a judgment or enforced. There shall be no other action or proceeding before any executive, legislative, or judicial body or court with regard to any dispute arising from or in connection with this Agreement, except where a Party seeks equitable or injunctive relief.

13	PUBLICITY

13.1	Within two (2) weeks following the signature of this Agreement, the Parties will agree on the content and timing of disclosure of a public announcement that the Parties have entered into this Agreement, before issuing any other first press release or making any other first public announcement with respect to this Agreement (except as required by any applicable laws or regulatory requirement). The Parties agree to make such agreed first public announcement no later than two (2) months following the Effective Date. Notwithstanding the foregoing, absent mutual agreement by such date on the content of such announcement, each Party may publicise that it has entered into a non-exclusive license agreement with the other Party in respect of the Licensed Intellectual Property in the field of human therapeutics, for undisclosed financial terms.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

14	FINAL PROVISIONS

14.1	Each Party shall inform the other Party of its intention to file a voluntary petition in bankruptcy or of another’s intention to file an involuntary petition in bankruptcy to be received by the other Party in writing at least [***] prior to filing such a petition. A Party’s filing without conforming to this requirement shall be deemed a material, pre-petition incurable breach of the present Agreement, whereby this Agreement shall immediately terminate.

14.2	The failure or delay of either Party to enforce at any time any provision of this Agreement or to require performance by the other Party of any provision hereof shall not be considered to be a waiver of such provision and shall not in any way affect the validity of this Agreement or any part thereof, or the right of such Party to thereafter enforce each and every such provision, nor shall the waiver by either Party of a breach or default of any of the provisions hereof by the other be construed as a waiver of any succeeding breach of the same or any other provision hereof.

14.3	No amendments or modifications of this Agreement shall be effective unless made in writing and signed by authorised representatives of both Parties. The headings provided in this Agreement are for convenience only and will not be used in interpreting or construing this Agreement.

14.4	The Parties are and at all times will be and remain independent contractors as to each other, and at no time will either Party be deemed to be the agent or employee of the other or have the ability to bind the other. No joint venture, partnership, agency, or other relationship will be created or implied as a result of this Agreement.

14.5	This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one and the same agreement.

14.6	PBL has represented to DICERNA that it has an obligation to other licensees of the Licensed Intellectual Property to report certain terms and conditions of this Agreement. Upon written request by these other licensees for such a report, PBL will provide the information summarized in Appendix A, attached hereto, and no other information. DICERNA will he provided copies of written requests from other licensees regarding this Agreement as well as on PBL’s response to such requests.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

15	SIGNATURES

For and on behalf of PLANT BIOSCIENCE LIMITED

/s/ A J S Chojecki
Name:	A J S Chojecki
Position:	Managing Director
Date:	9th September 2013

For and on behalf of DICERNA PHARMACEUTICALS, INC.

/s/ Douglas M. Fambrough
Name:	Douglas M. Fambrough
Position:	President, CEO
Date:	9/4/2013

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

APPENDIX A

TERMS OF DICERNA AGREEMENT TO BE PRESENTED TO OTHER LICENSEES

DICERNA and PBL entered into a Commercial License Agreement on 2nd September 2013. This License contains certain provisions, including:

[***]

The accuracy of the above provisions is hereby confirmed:

For and on behalf of PLANT BIOSCIENCE LIMITED

/s/ A J S Chojecki
Name:	A J S Chojecki
Position:	Managing Director
Date:	9th September 2013

For and on behalf of DICERNA PHARMACEUTICALS, INC.

/s/ Douglas M. Fambrough
Name:	Douglas M. Fambrough
Position:	President, CEO
Date:	9/4/2013

DICERNA siRNA Licence

PBL Tech ID: 99.190